Exhibit 1.1

EXECUTION VERSION

PRICING AGREEMENT

Banc of America Securities LLC

Citigroup Global Markets Inc.

UBS	Securities LLC
As Representatives of the several
Underwriters named in Schedule I hereto
c/o	Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

August 23, 2006

Ladies and Gentlemen:

The Hershey Company, a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated August 23, 2006 (the “Underwriting Agreement”), between the Company, on the one hand, and you, as parties which are signatories or deemed to be signatories to the Underwriting Agreement, on the other hand, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the Securities specified in Schedule II hereto (the “Designated Securities”).

Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Pricing Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the Applicable Time as set forth in Schedule II to this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined) and also a representation and warranty as of the Applicable Time in relation to the Prospectus relating to the Designated Securities. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

The Prospectus (including a prospectus supplement relating to the Designated Securities), in all material respects in the form heretofore delivered to you, is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

If the foregoing is in accordance with your understanding, please sign and return to us six counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereto, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

[Signature pages to follow]

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Very truly yours,

The Hershey Company

By	/s/ David J. West	August 23, 2006
Name: David J. West
Title: Senior Vice President, Chief Financial Officer

By	/s/ Rosa C. Stroh	August 23, 2006
Name: Rosa C. Stroh
Title: Vice President, Treasurer

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Accepted as of the date hereof:

Banc of America Securities LLC

By:	/s/ Peter J. Carbone	August 23, 2006
Name: Peter J. Carbone
Title: Vice President

Citigroup Global Markets Inc.

By:	/s/ Jack D. McSpadden, Jr.	August 23, 2006
Name: Jack D. McSpadden, Jr.
Title: Managing Director

UBS Securities LLC

By:	/s/ Jordan Matusow	August 23, 2006
Name: Jordan Matusow
Title: Associate Director

By:	/s/ Spencer W. Haimes	August 23, 2006
Name: Spencer W. Haimes
Title: Executive Director

For themselves and as Representatives

of the several Underwriters named in Schedule I hereto

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SCHEDULE I

	Principal Amount of Designated Securities to be Purchased
Underwriter	2011 Notes	2016 Notes
Banc of America Securities LLC	$75,000,000	$75,000,000
Citigroup Global Markets Inc.	75,000,000	75,000,000
UBS Securities LLC	75,000,000	75,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	10,000,000	10,000,000
Daiwa Securities America Inc.	5,000,000	5,000,000
PNC Capital Markets LLC	5,000,000	5,000,000
The Williams Capital Group, L.P.	5,000,000	5,000,000

Total	$250,000,000	$250,000,000

SCHEDULE I – Page 1

SCHEDULE II

Title of Designated Securities:

5.300% Notes due September 1, 2011 (“2011 Notes”)

5.450% Notes due September 1, 2016 (“2016 Notes” and, together with the 2011 Notes, the “Designated Securities”)

Aggregate Principal Amount:

In the case of the 2011 Notes, $250,000,000; and

in the case of the 2016 Notes, $250,000,000.

Price to Public:

In the case of the 2011 Notes, 99.804% of the principal amount of the 2011 Notes, plus accrued interest, if any, from August 28, 2006; and

in the case of the 2016 Notes, 99.687% of the principal amount of the 2016 Notes, plus accrued interest, if any, from August 28, 2006.

Purchase Price to Underwriters:

In the case of the 2011 Notes, 99.454% of the principal amount of the 2011 Notes, plus accrued interest, if any, from August 28, 2006; and the selling concession shall be .200% and the reallowance concession shall be .125%, in each case of the principal amount of the 2011 Notes; and

in the case of the 2016 Notes, 99.237% of the principal amount of the 2016 Notes, plus accrued interest, if any, from August 28, 2006; and the selling concession shall be .300% and the reallowance concession shall be .125%, in each case of the principal amount of the 2016 Notes.

Indenture:

Indenture dated as of September 16, 2005, between the Company and Citibank, N.A., as Trustee.

Maturity:

In the case of the 2011 Notes, September 1, 2011; and

in the case of the 2016 Notes, September 1, 2016.

SCHEDULE II – Page 1

Interest Rate:

In the case of the 2011 Notes, 5.300% from and including the original issue date; and

in the case of the 2016 Notes, 5.450% from and including the original issue date.

Interest Payment Dates:

In the case of all Designated Securities, March 1 and September 1, of each year, commencing on March 1, 2007.

Interest Payment Record Dates:

In the case of all Designated Securities, February 15 and August 15, of each year.

Redemption Provisions:

At the election of the Company, at a redemption price equal to (1) the principal amount of the applicable series of the Designated Securities being redeemed, plus accrued interest to the date of redemption and (2) the “Make Whole Amount” (as such term is defined in the Prospectus Supplement dated August 23, 2006), if any.

Reinvestment Rate Spread for Make Whole Amount:

In the case of the 2011 Notes, T + 0.10%; and

in the case of the 2016 Notes, T + 0.15%.

Sinking Fund Provisions:

No sinking fund provisions.

Other Provisions:

As set forth in the Prospectus Supplement dated August 23, 2006 to the Prospectus dated May 9, 2006.

Time of Delivery:

In the case of all Designated Securities, 9:00 a.m. (EDT), August 28, 2006.

Closing Location:

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, NY 10006

SCHEDULE II – Page 2

Names and addresses of Representatives:

Banc of America Securities LLC

231 S. LaSalle St.

Chicago, IL 60604

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

UBS Securities LLC

677 Washington Boulevard

Stamford, CT 06901-3707

Address for Notices:

Citigroup Global Markets Inc. 388

Greenwich Street

New York, New York 10013

Applicable Time:

(For purposes of the Underwriting Agreement):

3:05 p.m. (EDT), August 23, 2006.

SCHEDULE II – Page 3

SCHEDULE III(a)

•	Final Term Sheet, dated August 23, 2006, substantially in the form of Schedule III(b) hereto.

SCHEDULE III(a) – Page 1

SCHEDULE III(b)

FINAL TERM SHEET

Dated August 23, 2006

THE HERSHEY COMPANY

$250,000,000 5.300% NOTES DUE SEPTEMBER 1, 2011

$250,000,000 5.450% NOTES DUE SEPTEMBER 1, 2016

Name of Issuer:	The Hershey Company

Title of Securities:	5.300% Notes due September 1, 2011 (“2011 Notes”)
5.450% Notes due September 1, 2016 (“2016 Notes”)

Aggregate Principal Amount:	$250,000,000 (2011 Notes)
$250,000,000 (2016 Notes)

Issue Price (Price to Public):	99.804% of principal amount (2011 Notes)
99.687% of principal amount (2016 Notes)

Maturity:	September 1, 2011 (2011 Notes)
September 1, 2016 (2016 Notes)

Coupon (Interest Rate):	5.300% (2011 Notes)
5.450% (2016 Notes)

Benchmark Treasury:	UST 4.875% due July 2011 (2011 Notes)
UST 4.875% due August 2016 (2016 Notes)

Spread to Benchmark Treasury:	57 basis points (0.57%) (2011 Notes)
68 basis points (0.68%) (2016 Notes)

Benchmark Treasury Price and Yield:	$100 - 13 3/4 4.775% (2011 Notes)
$100 - 16 4.811% (2016 Notes)

Yield to Maturity:	5.345% (2011 Notes)
5.491% (2016 Notes)

Interest Payment Dates:	March 1 and September 1, of each year, commencing on March 1, 2007 (2011 Notes and 2016 Notes)

Interest Payment Record Dates:	February 15 and August 15 of each year
(2011 Notes and 2016 Notes)

Redemption Provisions:	Treasury plus 10 basis points (2011 Notes)
Treasury plus 15 basis points (2016 Notes)

Denominations:	$2,000 or integral multiples of $1,000 in excess thereof (2011 Notes and 2016 Notes)

Legal Format:	SEC Registered (Registration No. 333-133938)

Proceeds to The Hershey Company:	$248,635,000 (2011 Notes) $248,092,500 (2016 Notes)

SCHEDULE III(b) – Page 1

Settlement Date:	T + 3 days; August 28, 2006 (2011 Notes and 2016 Notes)

Joint Book-Running Managers:	Banc of America Securities LLC
Citigroup Global Markets Inc.
UBS Securities LLC

Senior Co-Manager:	Merrill Lynch, Pierce, Fenner & Smith Incorporated

Co-Managers:	Daiwa Securities America Inc.
PNC Capital Markets LLC
The Williams Capital Group, L.P.

CUSIP:	427866 AN 8 (2011 Notes)
427866 AP 3 (2016 Notes)

ISIN:	US427866AN84 (2011 Notes)
US427866AP33 (2016 Notes)

Common Code:	026617472 (2011 Notes)
026617596 (2016 Notes)

Ratings:	A1 / A+ (2011 Notes)
A1 / A+ (2016 Notes)

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The offer and sale of the Securities to which this final term sheet relates have been registered by The Hershey Company by means of a registration statement on Form S-3 (SEC File No. 333-133938).

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling Banc of America Securities LLC toll free at 1-800-294-1322 (or you may e-mail a request to dg.prospectus_distribution@bofasecurities.com), Citigroup Global Markets Inc. toll-free at 1-877-858-5407 or UBS Securities LLC toll-free at 1-888-722-9555 ex. 1088.

SCHEDULE III(b) – Page 2